UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TWO HANDS CORPORATION
(Name of Registrant as Specified in its Charter)

__________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TWO HANDS CORPORATION

Notice of Special Meeting of Shareholders & Management Information Circular

The Special Meeting of Shareholders

of Two Hands Corporation will be held:

Monday, March 31, 2025, 9:00 a.m. (Eastern time)

The Special Meeting will be held in a hybrid format which will be conducted via teleconference at +1 647-738-6213, Conference ID 777 177 811# and in person at the offices of DLA Piper (Canada) LLP, Suite 5100, Bay Adelaide – West Tower, 333 Bay Street, Toronto, ON M5H 2R2. Shareholders (as defined herein) and duly appointed proxyholders may attend the meeting in person where they can participate, vote, or submit questions during the meeting. Shareholders may also attend the meeting via teleconference, and may vote by proxy or by voting instruction form.

Dated: February 26, 2025

THIS NOTICE OF MEETING AND MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF TWO HANDS CORPORATION OF PROXIES TO BE VOTED AT THE SPECIAL MEETING OF SHAREHOLDERS OF TWO HANDS CORPORATION TO BE HELD ON MARCH 31, 2025.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 31, 2025

_________________________________________________________________________________________________________________

February 26, 2025

NOTICE IS HEREBY GIVEN THAT a special meeting (the "Meeting") of the holders ("Shareholders") of shares of common stock (the "Common Shares") of Two Hands Corporation ("Two Hands" or the "Company") will be held both in person and as a virtual meeting via teleconference at +1 647-738-6213, Conference ID 777 177 811# at 9:00 a.m. (Eastern Time) on March 31, 2025 for the following purposes:

1.	to consider and, if thought appropriate, pass with or without variation an ordinary resolution of disinterested shareholders to, as more particularly set forth in the accompanying Management Information Circular (the “Circular”), ratify and approve the prior issuance of 3,000,000,000 Common Shares to Emil Assentato, in consideration of the conversion of US$300,000 in outstanding convertible promissory notes, which issuance constituted a change of control of the Company;
2.	to consider, and if thought fit, approve the special resolution, as more particularly set forth in the Circular, approving the name change of the Company to such name as may be accepted by the relevant regulatory authorities and approved by the board of directors of the Company, all as more particularly described in the Circular;
3.	to consider and, if thought advisable, approve the special resolution authorizing the consolidation of the Company’s issued and outstanding Common Shares on the basis of one (1) post-consolidation Common Share for every twenty thousand (20,000) existing Common Shares, subject to adjustment as may be determined by the Company’s board of directors, all as more particularly described in the Circular; and
4.	to transact such further or other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

The specific details of the matters proposed to be put before the Meeting are set forth in the accompanying Circular which forms a part of this Notice.

The record date (the "Record Date") for the determination of Shareholders entitled to receive notice of, and to vote at, the Meeting is February 21, 2025. Only Shareholders of record at the close of business on the Record Date ("Registered Shareholders") will be entitled to vote at the Meeting, unless that Shareholder has transferred any Common Shares subsequent to that date and the transferee Shareholder, not later than 10 days before the Meeting, establishes ownership of the Common Shares and demands that the transferee's name be included on the list of Shareholders entitled to vote at the Meeting in respect of such transferred Common Shares.

Registered Shareholders may attend and participate in the Meeting or may be represented by proxy. Registered Shareholders who are unable to attend the Meeting or any adjournment or postponement thereof are requested to date, sign and return the accompanying form of proxy for use at the Meeting or any adjournment or postponement thereof. To be effective, the enclosed form of proxy must be received by Endeavor Trust Corporation: (a) by mail to Endeavor Trust Corporation, 702-777 Hornby Street, Vancouver, BC V6Z 1S4, Canada, (b) by facsimile to 604-559-8908, (c) by email at proxy@endeavortrust.com, or (d) online at www.eproxy.ca. In order to be valid and acted upon at the Meeting, proxies must be returned to Endeavor Trust Corporation not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time set for the holding of the Meeting or any adjournment or postponement thereof. Shareholders are cautioned that the transmission of proxies by mail is at each Shareholder's risk.

Beneficial Shareholders (being Shareholders holding Shares that are registered in the name of a broker, custodian, bank, trust company or other intermediary or nominee) should complete and return the voting instruction form or other authorization provided to them in accordance with the instructions provided therein. Failure to do so may result in their Common Shares not being voted at the Meeting.

Shareholders who wish to appoint a person other than the management designees identified on the enclosed form of proxy or voting instruction form to represent him, her or it at the Meeting may do so by inserting such person's name in the blank space provided in the form of proxy or voting instruction form and following the instructions for submitting such form of proxy or voting instruction form.

The proxyholder has discretion under the enclosed form of proxy to consider matters to come before the Meeting. The persons named in the enclosed proxy will have discretionary authority with respect to: (a) any amendments or variations of the matters of business to be acted on at the Meeting; and (b) any other matters properly brought before the Meeting or any adjournment or postponement thereof, in each instance, to the extent permitted by law, whether or not the amendment, variation or other matter that comes before the Meeting is routine and whether or not the amendment, variation or other matter that comes before the Meeting is contested.

Two Hands Corporation 2025 Special Meeting Management Circular Page 1

At the date of this Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting. Shareholders who are planning on returning the accompanying form of proxy are encouraged to review this Circular carefully before submitting the form of proxy.

It is the intention of the persons named in the enclosed form of proxy for Shareholders, if not expressly directed to the contrary in such form of proxy, to vote FOR each of resolutions to be considered at the Meeting.

As a Shareholder of the Company, it is very important that you read the Circular and other Meeting materials carefully. They contain important information with respect to voting your Shares and attending and participating at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS OF TWO HANDS CORPORATION

(s) "Emil Assentato"

Emil Assentato

Chief Executive Officer

Two Hands Corporation

Two Hands Corporation 2025 Special Meeting Management Circular Page 2

MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES

THIS MANAGEMENT INFORMATION CIRCULAR (THE "CIRCULAR") IS PROVIDED IN CONNECTION WITH THE SOLICITATION BY MANAGEMENT OF TWO HANDS CORPORATION ("TWO HANDS" OR THE "COMPANY") of proxies from the holders (the "Shareholders") of shares of common stock of the Company (the "Common Shares") for the special meeting of the Shareholders of the Company (the "Meeting") to be held in a hybrid format which will be conducted via teleconference at +1 647-738-6213, Conference ID 777 177 811# and in person at the offices of DLA Piper (Canada) LLP, Suite 5100, Bay Adelaide – West Tower, 333 Bay Street, Toronto, ON M5H 2R2 at 9:00 a.m. (Eastern Time) on Monday, March 31, 2025, or at any adjournment(s) thereof for the purposes set out in the accompanying notice of meeting (the "Notice of Meeting"). Shareholders will not be able to attend the Meeting virtually. Registered Shareholders (as defined below) and duly appointed proxyholders can attend the meeting in person where they can participate, vote, or submit questions during the meeting. Shareholders may also attend the meeting via teleconference, and may vote by proxy or by voting instruction form.

Provided they comply with all of the requirements set out in the Circular, Shareholders whose names have been entered into the register of Shareholders as the owner of Shares as of the Record Date (as defined below) (“Registered Shareholders”) and duly appointed proxyholders will be able to attend and participate in the Meeting, ask questions and vote in person in real time at the Meeting. Shareholders who hold their Shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary (“Beneficial Shareholders”) who have not duly appointed themselves as proxyholder will be able to attend the Meeting as guests, but guests will not be able to vote at the Meeting. Shareholders that usually vote by proxy ahead of the Meeting will be able to do so in the normal way as described below.

The solicitation of proxies is made on behalf of the management of the Company. Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone, facsimile or other proxy solicitation services. In accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101"), arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Shares held of record by such persons and the Company may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs thereof will be borne by the Company.

Unless otherwise stated, the information contained in this Circular is as of February 26, 2025 (the "Effective Date").

Unless the context otherwise requires, all references to "$", "C$" and "dollars" mean references to the lawful money of Canada. All references to "US$" refer to United States dollars. Figures in tables may not add or be exact due to rounding.

APPOINTMENT AND REVOCATION OF PROXIES

Accompanying this Circular is a form of proxy for holders of Common Shares. The persons named (the "Management Designees") in the enclosed form of proxy have been selected by the directors of the Company and have indicated their willingness to represent as proxy the Shareholder who appoints them.

A form of proxy will not be valid for the Meeting or any adjournment or postponement thereof unless it is completed and delivered to the Company c/o Endeavor Trust Corporation: (a) by mail to Endeavor Trust Corporation, 702-777 Hornby Street, Vancouver, BC V6Z 1S4, Canada, (b) by facsimile to 604-559-8908, (c) by email at proxy@endeavortrust.com, or (d) online at www.eproxy.ca, so that it is received by 9:00 a.m. (Eastern Time) March 27, 2025 (or at least 48 hours prior to the commencement of any reconvened Meeting in the event of any adjournment(s) or postponement(s) thereof, excluding Saturdays, Sundays and holidays). Shareholders are cautioned that the transmission of proxies by mail is at each Shareholder's risk. Late proxies may be accepted or rejected by the Chairman of the Meeting, in his or her discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

A Shareholder has the right to appoint a person (a "third party proxyholder"), who need not be a Shareholder, to represent such Shareholder at the Meeting other than the Management Designees, including beneficial Shareholders who wish to appoint themselves as proxyholder to attend, participate or vote at the Meeting. Shareholders who wish to appoint a third party proxyholder to attend, participate or vote at the Meeting as their proxy and vote their Shares MUST submit their proxy or voting instruction form (as applicable) appointing such third party proxyholder.

Two Hands Corporation 2025 Special Meeting Management Circular Page 3

To appoint a third party proxyholder, insert such person's name in the blank space provided in the form of proxy or voting instruction form (if permitted) and follow the instructions for submitting such form of proxy or voting instruction form. If you are a beneficial Shareholder located in the United States, you must also provide Endeavor Trust Corporation with a duly completed legal proxy if you wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder. See below under "Advice to Beneficial Shareholders - Information for Beneficial Shareholders in the United States".

A Shareholder who has given a form of proxy may revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by the proxy. In addition to revocation in any other manner permitted by law, a proxy may be revoked by depositing an instrument in writing executed by the Shareholder or by his or her authorized attorney in writing, or, if the Shareholder is a corporation, under its corporate seal (if applicable) by an officer or attorney thereof duly authorized, either at the registered office of the Company or to Endeavor Trust Corporation, 702-777 Hornby Street, Vancouver, BC V6Z 1S4, Canada, or by fax to 604-559-8908, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment or postponement thereof at which the proxy is to be used, or by depositing the instrument in writing with the Chairman of such Meeting on the day of the Meeting, or any adjournment or postponement thereof.

If you are a beneficial Shareholder and wish to attend, participate or vote at the Meeting, you must insert your own name in the space provided on the voting instruction form sent to you by your intermediary, follow all of the applicable instructions provided by your intermediary AND register yourself as your proxyholder, as described above. By doing so, you are instructing your intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your intermediary. Please also see further instructions below under the heading "Attending, Participating and Voting at the Meeting".

Signature of Proxy

The form of proxy accompanying this Circular must be executed by the Shareholder or its attorney authorized in writing, or if the Shareholder is a corporation, the form of proxy should be signed in its corporate name under its corporate seal by an authorized officer whose title should be indicated. A proxy signed by a person acting as attorney or in some other representative capacity should reflect such person's capacity following its signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set forth in this section is of significant importance to many Shareholders, as a substantial number of Shareholders do not hold their Shares in their own name. Shareholders who hold their Common Shares through their brokers, intermediaries, trustees or other persons, or who otherwise do not hold their Common Shares in their own name (referred to in this Circular as "Beneficial Shareholders") should note that only proxies deposited by Shareholders whose names appear on the records maintained by the Company's registrar and transfer agent as the registered holders of Common Shares will be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Beneficial Shareholder by a broker, those Common Shares will, in all likelihood, not be registered in the Shareholder's name on the records of Two Hands. Such Common Shares will more likely be registered under the name of the Shareholder's broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominees for many Canadian brokerage firms). Common Shares held by brokers (or their agents or nominees) on behalf of a broker's client can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, the brokers and their agents and nominees are prohibited from voting Common Shares for their clients. Two Hands does not know for whose benefit the Common Shares registered in the name of CDS & Co. are held. Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.

Applicable regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Shares are voted at the Meeting.

Two Hands Corporation 2025 Special Meeting Management Circular Page 4

Often, the form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is substantially similar to the form of proxy provided to registered Shareholders by the Company; however, its purpose is limited to instructing the registered Shareholder (i.e. the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder.

The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. ("Broadridge") in Canada. Broadridge typically prepares and mails a machine-readable voting instruction form (a "VIF") in lieu of the form of proxy. The Beneficial Shareholder is requested to complete and return the VIF to Broadridge by mail or facsimile, or to otherwise communicate voting instructions to Broadridge (by way of the internet or telephone, for example). Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the Meeting. A Beneficial Shareholder who receives a VIF cannot use that VIF to vote Common Shares directly at the Meeting. The VIF must be returned to Broadridge (or instructions respecting the voting of Common Shares must otherwise be communicated to Broadridge) well in advance of the Meeting in order to have the Common Shares voted. If you have any questions respecting the voting of Common Shares held through a broker or other intermediary, please contact that broker or other intermediary for assistance.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his or her broker or other intermediary, a Beneficial Shareholder may attend at the Meeting as a proxyholder for the registered holder and vote the Common Shares in that capacity. Should a Beneficial Shareholder wish to vote at the Meeting, see "Appointment and Revocation of Proxies" and "Attending, Participating and Voting at the Meeting".

All references to Shareholders in this Circular and the accompanying form of proxy and Notice of Meeting are to registered Shareholders unless specifically stated otherwise.

Information for Beneficial Shareholders in the United States

If you are a Beneficial Shareholder located in the United States and wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described above and below under "Appointment and Revocation of Proxies" and "Attending, Participating and Voting at the Meeting", you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Endeavor. Requests for registration from beneficial Shareholders located in the United States that wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by email to proxy@endeavortrust.com by 9:00 a.m. (Eastern time) on March 27, 2025.

VOTING OF PROXIES

Each Shareholder may instruct his or her proxy how to vote his or her Common Shares by completing the blanks on the form of proxy accompanying this Circular (the "Instrument of Proxy"). All Common Shares represented at the Meeting by properly executed proxies will be voted or withheld from voting (including the voting on any ballot), and where a choice with respect to any matter to be acted upon has been specified in the Instrument of Proxy, the Common Shares represented by the proxy will be voted in accordance with such specification. In the absence of any such specification as to voting on the Instrument of Proxy, the Management Designees, if named as proxy, will vote in favour of the matters set out therein. In the absence of any specification as to voting on any other form of proxy, the Common Shares represented by such form of proxy will be voted in favour of the matters set out therein.

The enclosed Instrument of Proxy confers discretionary authority upon the Management Designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters which may properly come before the Meeting or any adjournment or postponement thereof. As of the date hereof, the Company is not aware of any amendments to, variations of or other matters that may come before the Meeting. In the event that other matters come before the Meeting (or any adjournment or postponement thereof), the Management Designees will then vote in accordance with the judgment of management of the Company.

Two Hands Corporation 2025 Special Meeting Management Circular Page 5

Attending, Participating and Voting at the Meeting

The Meeting at will be held in a hybrid format which will be conducted via teleconference at +1 647-738-6213, Conference ID 777 177 811# and in person at the offices of DLA Piper (Canada) LLP, Suite 6000, 1 First Canadian Place, 100 King Street West, Toronto, ON M5X 1E2 at 9:00 a.m. (Eastern Time). Registered Shareholders and duly appointed proxyholders can attend the meeting in person where they can participate, vote, or submit questions during the meeting. Shareholders may also attend the meeting via teleconference, and may vote by proxy or by voting instruction form.

Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting. Beneficial Shareholders who have not duly appointed themselves as proxyholder will not be able to attend the Meeting. This is because Two Hands and its transfer agent do not have a record of the beneficial Shareholders of Two Hands, and, as a result, will have no knowledge of your Shareholdings or entitlement to vote, unless you appoint yourself as proxyholder. If you are a beneficial Shareholder and wish to vote at the Meeting, you have to appoint yourself as proxyholder by inserting your own name in the space provided on the voting instruction form sent to you and must follow all of the applicable instructions provided by your intermediary. See "Appointment and Revocation of Proxies" above.

QUORUM

The By-Laws of the Company (the "By-Laws") provide that a quorum of Shareholders is present at a meeting of Shareholders of the Company if Shareholders holding or representing by proxy not less than 50% of the issued shares entitled to vote at the meeting are present.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Company consists of up to 12,000,000,000 Common Shares and up to 1,000,000 shares of preferred stock (“Preferred Shares”) issuable in series.

As at the Effective Date of this Circular, the Company has 5,469,037,729 Common Shares and 0 Preferred Shares issued and outstanding.

Voting Rights

The Common Shares carry one vote per share for all matters coming before Shareholders at the Meeting. The Preferred Shares do not carry any votes for the matters coming before Shareholders at the Meeting.

The holders of Common Shares are entitled to receive notice of any meeting of Shareholders of the Company, and to attend and vote at those meetings, except those meetings at which holders of a specific class of shares are entitled to vote separately as a class under the Delaware General Corporation Law (the "DGCL").

Unless a different majority is required by law or the Company's certificate of incorporation or By-Laws, resolutions to be approved by holders of Common Shares require approval by a simple majority of the total number of votes of all Common Shares cast at a meeting of Shareholders at which a quorum is present, with holders of Common Shares entitled to one vote per Common Share. Holders of Common Shares of record at the close of business on February 21, 2025 (the "Record Date") are entitled to vote such Common Shares at the Meeting except to the extent that, (a) the holder has transferred the ownership of any of its Common Shares after the Record Date, and (b) the transferee of those Common Shares produces properly endorsed share certificates, or otherwise establishes that they own the Common Shares, and demands not later than ten days before the day of the Meeting that their name be included on the list of persons entitled to vote at the Meeting, in which case the transferee will be entitled to vote their Common Shares at the Meeting.

To the knowledge of the directors and the executive officers of the Company, as at the Effective Date, no person or company beneficially owns, directly or indirectly, or controls or directs, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of the Company, other than Mr. Emil Assentato. Mr. Assentato currently holds 3,000,000,000 Common Shares, representing 54.85% of the issued and outstanding Common Shares.

Two Hands Corporation 2025 Special Meeting Management Circular Page 6

PARTICULARS OF THE MATTERS TO BE ACTED UPON

To the knowledge of the board of directors of the Company (the "Board"), the only matters to be brought before the Meeting are those matters set forth in the accompanying Notice of Meeting.

ITEM 1. CHANGE OF CONTROL TRANSACTION

At the Meeting, the Shareholders will be asked to consider, and if thought appropriate, pass with or without variation an ordinary resolution to, ratify and approve the prior issuance of 3,000,000,000 Common Shares to Emil Assentato, in consideration of the conversion of US$300,000 in outstanding convertible promissory notes, which issuance constituted a change of control of the Company (the “Change of Control Transaction”).

Background and Reasons for the Change of Control Transaction

On September 18, 2018, the Company entered a Side Letter Agreement with Jordan Turk, which amended the terms of two existing promissory notes issued to Jordan Turk bearing an aggregate principal amount of US$40,000 (the “September 2018 Note”). The September 2018 Note was secured against the Company’s assets and bore interest at a rate of 20% per annum. On June 29, 2021, the September 2018 Note was amended to extend the maturity date to December 31, 2025. As of December 1, 2024, the outstanding principal and interest under the September 2018 Note was US$143,327.23.

On January 31, 2019, the Company entered a Side Letter Agreement with Stuart Turk, which amended the terms of two existing promissory notes issued to Stuart Turk bearing an aggregate principal amount of US$106,968.07 (the “January 2019 Note”). The January 2019 Note could be secured against the assets of the Company, at the option of the holder thereof, having a value of up to 200% of the principal amount of the January 2019 Note. On June 29, 2021, the January 2019 Note was amended to extend the maturity date to December 31, 2025. As of December 30, 2024, the outstanding principal and interest under the January 2019 Note was US$258,025.95.

On September 9, 2024, the Company issued a promissory note to Stuart Turk, with an aggregate principal amount of US$200,000 (the “September 2024 Note”). As of December 30, 2024, the outstanding principal and interest under the September 2024 Note was US$203,863.26.

The Change of Control Transaction

On December 30, 2024, Emil Assentato entered into agreements with Stewart Turk and Jordan Turk (collectively with Stewart Turk, the “Assignors” and each individually a “Assignor”) and the Company, providing for the conversion of an aggregate of US$300,000 of the indebtedness under the September 2018 Note, January 2019 Note and September 2024 Note into 3,000,000,000 Common Shares at a conversion price of US$0.0001 per Common Share (the “Conversion Shares”) and the issuance of such Conversion Shares to Mr. Assentato (the “Assignment Agreements”). Pursuant to the Assignment Agreements, Mr. Assentato paid cash consideration of US$10,000 to Jordan Turk and US$270,000 to Stuart Turk. The remaining unassigned indebtedness under the September 2018 Note, January 2019 Note and September 2024 was cancelled pursuant to the Assignment Agreements.

As a result of the Change of Control Transaction, Mr. Assentato holds 3,000,000,000 Common Shares, representing 54.85% of the issued and outstanding Common Shares.

Pursuant to the policies of the Canadian Securities Exchange (the “CSE”) the Change of Control Transaction is subject to the approval of the disinterested Shareholders of the Company. If disinterested Shareholder approval is not obtained, the Change of Control Transaction will be unwound and trading of the Common Shares on the CSE will remain halted until further notice.

Management Changes

On December 26, 2024, each of Nadav Elituv (President, Chief Executive Officer, Treasurer, Secretary and member of the Board), Steven Gryfe (Chief Financial Officer), Bradley Southam (Member of the Board) and Ryan Southam (Member of the Board) resigned from their positions with the Company. Effective December 30, 2024, Emil

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Assentato was appointed to the Board and was appointed as Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary of the Company.

On January 3, 2025, Mr. Assentato resigned from his position as Chief Financial Officer of the Company and Andrew Kucharchuk was appointed Chief Financial Officer of the Company. Additionally, on January 3, 2025, Mr. Kucharchuk and Craig Marshak were appointed to the Board. On February 25, 2025, Andrew Kucharchuk resigned from his position as Chief Financial Officer and as a member of the Board and Matthew Stark was appointed Chief Financial Officer and as a member of the Board.

As of the date of this Circular, the duly appointed members of the Board are Emil Assentato, Matthew Stark and Craig Marshak and the duly appointed officers of the Company are Emil Assentato (Chief Executive Officer, President, Treasurer and Secretary) and Matthew Stark (Chief Financial Officer). The current Board is expected to hold office until the next Annual General Meeting of Shareholders.

Trading Halt and Inactive Issuer Status

On January 2, 2025, trading of the Common Shares on the CSE was halted pending shareholder approval of the Change of Control Transaction.

Following the Change of Control Transaction, on January 22, 2025, the Company announced its intention to exit the legacy business of the Company in light of incoming management’s conclusion that the legacy business is no longer a productive path forward.

The Company announced that it intends to allocate resources and focus on new business opportunities in the artisan crafted denim and premium combed Pima cotton yarns space. Despite the Company’s current intentions, as of the date of this Circular the Company has no active business or any definitive plans to enter a business. Consequently, the Company will be designated by the CSE as an inactive issuer until such time as the legacy business is resumed or a new business is initiated.

If the Change of Control Transaction is approved, trading of the Common Shares will resume on the CSE, under the symbol “TWOH.X”.

As an inactive issuer pursuant to the policies of the CSE, the Company will be subject to certain restrictions set out in CSE Policy 3:

•	The Company may not enter into a contract or agreement with any person for the provision of investor relations services;
•	The Company is not eligible for confidential price protection as per CSE Policy 6 section 6.2(4);
•	In addition to the procedures set out in Policy 6, any private placement proposed by the Company must be approved by the CSE prior to closing;
•	Any additional requirements or restrictions as the CSE determines appropriate; and
•	Any acquisition of a business or assets to conduct a business, or a decision to enter a business will be subject to the Fundamental Change requirements of CSE Policy 8.

Benefits of the Change of Control Transaction

In considering whether to recommend the approval of the Change of Control Transaction and the Change of Control Resolution to the Shareholders, the Board has given consideration to a number of factors including:

•	That the Change of Control Transaction allowed the Company to discharge approximately US$605,000 of indebtedness without reducing cash;
•	The Company’s share price has experienced an overall decline over the past 3 years; and
Two Hands Corporation 2025 Special Meeting Management Circular Page 8

•	Appointment of new management may provide the Company with new opportunities for growth of the Company’s legacy business, or transition to a more viable strategy.

The above discussion of the information and factors considered by the Board is not intended to be exhaustive but is believed by the Board to include the material factors considered by the Board in its decision to recommend the approval of the Change of Control Resolution. The Board did not consider it practical, nor did it attempt, to quantify or otherwise assign relative weights to the foregoing factors that were considered in reaching its decision. In addition, in considering the factors described above, individual members of the Board may have given different weights to various factors and may have applied different analyses to each of the material factors considered by the Board. The members of the Board made their recommendation based upon the totality of the information presented to and considered by them.

Change of Control Resolution

For the reasons described above, the Board unanimously recommends that Shareholders vote "FOR" the following Change of Control Resolution, which must be approved by the holders of not less than 50% of the aggregate Common Shares represented at the Meeting in person or by proxy, excluding Common Shares held by Mr. Emil Assentato, his associates and affiliates:

BE IT RESOLVED, as an ordinary resolution of the shareholders of Two Hands Corporation (the “Corporation”), that:

1.	The issuance of an aggregate of 3,000,000,000 shares of common stock of the Corporation (the “Conversion Shares”) to Emil Assentato on December 30, 2024 at a deemed price of US$0.0001 per Common Share in exchange for the cancellation of an aggregate of US$300,000 of indebtedness of the Corporation (the “Change of Control Transaction”) is hereby approved, ratified and confirmed;
2.	To the extent that any non-material amendments to the terms of the Change of Control Transaction are necessary, the Corporation be and is hereby authorized to approve such amendments to the terms of the Change of Control Transaction, provided that such amendments, as determined by the Corporation in its sole discretion, do not change the terms of the Change of Control Transaction in any way that is adverse to the shareholders of the Corporation (the “Shareholders”), and the execution by the Corporation of such instruments as are required to effect such amendments shall be conclusive evidence of such approval;
3.	The Corporation is hereby authorized and directed to negotiate the final form, enter into, execute, under the corporate seal of the Corporation or otherwise, deliver or cause to be delivered or accept, as the case may be, any amending agreement or such other agreements and documents in order to give effect to the intent of these resolutions with such additions thereto, changes therein and deletions therefrom, if any, as such officer or director shall consider necessary or desirable and shall approve, such approval to be conclusively evidenced by his or her execution thereof;
4.	Any one officer or director of the Corporation, be and he or she is hereby authorized and directed to negotiate the final form, enter into, execute, under the corporate seal of the Corporation or otherwise, deliver or cause to be delivered or accept, as the case may be, for and on behalf of the Corporation, any amending agreement or such other agreements and documents in order to give effect to the intent of these resolutions with such additions thereto, changes therein and deletions therefrom, if any, as such officer or director shall consider necessary or desirable and shall approve, such approval to be conclusively evidenced by his or her execution thereof; and
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5.	Notwithstanding that this resolution has been duly passed by the Shareholders, the directors of the Corporation be, and they are hereby, authorized and empowered to abandon and revoke this resolution at any time and to not proceed with the transactions contemplated herein, without further approval of the Shareholders.

Shareholder Approval

In order for the Change of Control Resolution to be passed, it must be passed by the affirmative votes of disinterested Shareholders holding not less than 50% of the aggregate Common Shares represented at the meeting. For the purposes of the Amendment Resolution, Mr. Emil Assentato, his associates and affiliates are deemed to have an interest in the Change of Control Transaction. Accordingly, Common Shares held by Mr. Emil Assentato, his associates and affiliates will be excluded from voting on the Change of Control Resolution.

Unless otherwise directed, the management representatives named in the accompanying form of proxy intend to vote FOR the Change of Control Resolution at the Meeting. The Board unanimously recommends that Shareholders vote FOR the Change of Control Transaction.

Recommendation of the Board

The Board has concluded the Change of Control Transaction and Change of Control Resolution are in the best interests of the Company, and as such, authorized submission of this Circular and the proposed Change of Control Resolution to Shareholders for approval.

The Company has determined that the Change of Control Transaction is not a related party transaction pursuant to Multilateral Instrument 61-101 – Special Transactions (“MI 61-101”), as the parties to the Change of Control Transaction were arm’s length to the Company at all times prior to, and at the time of, the Change of Control Transaction.

ITEM 2. NAME CHANGE

The Shareholders will be asked to consider and, if thought advisable, approve and adopt a special resolution authorizing the Board to amend the Articles of the Company to effect a change of the name of the Company to such name as the Board  determines appropriate and which all applicable regulatory authorities may accept (the “Name Change”). The Name Change is subject to acceptance by the CSE.

Shareholder Approval

The Shareholders will be asked to consider and if thought fit, approve a special resolution approving and adopting the Name Change (the “Name Change Resolution”). In order to be effective, the special resolution in respect of the approval of the Name Change must be passed by a majority of not less than 66⅔% of the votes cast by shareholders who vote in respect to such special resolution.

The complete text of the Name Change Resolution is as follows:

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	the name of the Company to be changed to such name as the Board of Directors of the Company determines appropriate and which all applicable regulatory authorities may accept (the “Name Change”);
2.	the Articles of the Company be amended with respect to the Name Change;
3.	the shareholders of the Company hereby expressly authorize the board of directors to revoke this resolution before it is acted upon without requiring further approval of the shareholders in that regard; and
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4.	any one director or officer of the Company be and is hereby authorized, for and on behalf of the Company, to execute and deliver all such documents and instruments and to do all other things as in the opinion of such director or officer may be necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such document or instrument, and the taking of any such action.

Recommendation of the Board

The Board has concluded the Name Change and Name Change Resolution are in the best interests of the Company, and as such, authorized submission of this Circular and the proposed Name Change Resolution to Shareholders for approval.

ITEM 3. SHARE CONSOLIDATION

At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, approve, the consolidation of the Common Shares (the “Consolidation”) on the basis of one (1) post-consolidation Common Share (each a “Consolidated Share”) for every twenty thousand (20,000) pre-consolidation Common Shares (the “Existing Shares”) outstanding (the “Consolidation Ratio”). The special resolution (the “Consolidation Resolution”) authorizes the Consolidation and allows the Board to alter the Consolidation Ratio, provided that the Consolidation Ratio shall not be greater than twenty thousand (20,000) Existing Shares for one (1) Consolidated Share.

No fractional Consolidated Shares will be issued under the Consolidation. If the Consolidation would otherwise result in a Shareholder holding a fractional Consolidated Share, the number of Consolidated Shares to be issued to such Shareholder shall, if the fraction is less than one-half of one Consolidated Share, be rounded down and cancelled without any repayment of capital or other compensation. If the fraction is at least one-half of one Consolidated Share, such fractional Consolidated Share shall be rounded up to one whole Consolidated Share. Except for any change resulting from the rounding described above, the change in the number of Consolidated Shares outstanding that would result from the Consolidation will cause no change in the stated capital attributable to the Consolidated Shares.

If the Consolidation Resolution is approved, the Board will determine if and when the Consolidation will become effective and shall determine the Consolidation Ratio. No further action on the part of Shareholders would be required in order for the Board to implement the Consolidation. Notwithstanding approval of the proposed Consolidation by the Shareholders of the Company, the Board, in its sole discretion, may delay implementation of the Consolidation or revoke the Consolidation Resolution and abandon the Consolidation without further approval or action by or prior notice to the Shareholders.

If the Board does not implement the Consolidation prior to the next annual meeting of Shareholders, the authority granted by the Consolidation Resolution to implement the Consolidation on these terms shall lapse and be of no further force or effect.

Reasons for the Share Consolidation

The Board believes that it is in the best interests of the Company to complete the Consolidation. The Consolidation will more closely align the issued and outstanding share capital of the Company with its current financial valuation and market conditions.

In reaching its conclusion and recommendation, the Board considered, among others, the following factors: (i) information concerning the financial condition, results of operations, business plans and prospects of the Company; and (ii) the advice and assistance of the Company’s management in evaluating the Consolidation. The Board believes that due to market conditions that have made it challenging to raise capital, the Consolidation is necessary to provide a share structure that will better attract capital financing and enhance future growth opportunities.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive. In determining that the Consolidation is in the best interests of the Company and recommending that Shareholders vote in favour of the Consolidation Resolution, the Board did not assign any relative or specific weights to the factors which were considered, and individual directors may have given differing weights to different factors.

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Share Certificates

No delivery of a certificate evidencing a Consolidated Share will be made to a Shareholder until the Shareholder has surrendered the issued certificates representing its Existing Shares to the transfer agent of the Company. Until surrendered, each certificate formerly representing Existing Shares shall be deemed for all purposes to represent the number of Consolidated Shares to which the holder is entitled as a result of the Consolidation.

Beneficial Shareholders holding their Existing Shares through a bank, broker, intermediary or other nominee, should note that such banks, brokers, intermediaries or other nominees may have various procedures for processing the Consolidation. If a Beneficial Shareholder holds Existing Shares with such a bank, broker, intermediary or other nominee and has any questions in this regard, the Beneficial Shareholder is encouraged to contact its nominee.

Risk Factors Associated with the Share Consolidation

No Fractional Shares to be Issued

No fractional Consolidated Shares will be issued in connection with the Consolidation. In the event that a Shareholder would otherwise be entitled to receive a fractional Consolidated Share upon the Consolidation, but such fraction is less than one-half of one Consolidated Share, such fraction shall, as described above, be rounded down and cancelled without any repayment of capital or other compensation. It is only in cases where the fraction is at least one-half of one Consolidated Share, that such fractional Consolidated Share shall be rounded up to one whole Consolidated Share.

Effects of the Share Consolidation

The Consolidation Ratio will be the same for all Common Shares. As a result of the proposed size of the Consolidation, the change in the number of issued and outstanding Common Shares may materially affect any Shareholder’s percentage ownership in the Company (and in fact may reduce such Shareholder’s ownership to zero). In addition, the Consolidation may materially affect any Shareholder’s proportionate voting rights (as the effect of such Consolidation may reduce such Shareholder’s ownership to zero). Each Consolidated Share outstanding after the Consolidation will have the same rights and privileges as the Existing Shares.

The principal effect of the Consolidation will be that the number of Common Shares issued and outstanding will be reduced from 5,469,037,729 Existing Shares as of February 26, 2025 to approximately 273,451 Consolidated Shares (assuming that the maximum Consolidation Ratio of twenty thousand (20,000) to one (1) is implemented by the Board). The implementation of the Consolidation would not affect the total Shareholders’ equity of the Company or any components of Shareholders’ equity as reflected on the Company’s financial statements, except to change the number of issued and outstanding Common Shares to reflect the Consolidation.

Procedure for Implementing the Share Consolidation

If the Consolidation Resolution is approved by Shareholders and the Board decides to implement the Consolidation, the Consolidation will be effective on the date on which the Board determines to carry out the Consolidation.

All Shareholders are advised to seek advice from their professional tax advisers.

MI 61-101

As the Consolidation and the potential rounding down of fractional share interests in connection therewith, as described above, may result in some holders of Common Shares ceasing to have any further equity interest in the Company, while a related party of the Company, Mr. Emil Assentato, will, as a result of the size of his current securityholdings in the Company, continue to hold Common Shares post-Consolidation, the Consolidation is considered to be a “business combination” under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”), as a related party will be receiving a collateral benefit in connection with the Consolidation.

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MI 61-101 requires formal valuations for “business combinations” unless the transaction meets one of the prescribed exemptions from the formal valuation requirements. The Company is relying on the valuation exemption in Section 4.4(1)(a) of MI 61-101 in connection with the Consolidation on the basis that the Common Shares are not listed on a specified market.

MI 61-101 also requires minority approval for any “business combinations” unless the transaction meets one of the prescribed exemptions from the minority approval requirements. As none of the prescribed exemptions under MI 61-101 are applicable, the Consolidation Resolution will need to be approved by a simple majority of the votes cast by the Shareholders present in person or represented by proxy and entitled to vote at the Meeting, excluding the Common Shares held or controlled by Mr. Assentato. The requirement to obtain the approval of the “minority” shareholders is in addition to the requirement that the Consolidation Resolution must be approved by 66 2/3% of the votes cast at the Meeting by the Shareholders present in person or represented by proxy at the Meeting and entitled to vote thereat.

Share Consolidation Resolution

The text of the Consolidation Resolution which will be submitted to the Shareholders at the Meeting is set forth below. Pursuant to the DGCL and MI 61-101, to be effective, the Consolidation must be approved by (i) not less than two-thirds of the votes cast by Shareholders present in person or represented by proxy and entitled to vote at the Meeting; and (ii) a simple majority of the votes cast by Shareholders present in person or represented by proxy and entitled to vote at the Meeting, excluding the votes cast by Mr. Assentato.

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	the issued share capital of the Company is altered by consolidating all of the issued and outstanding shares of common stock of the Company on the basis of one (1) post-consolidation common share for every twenty thousand (20,000) existing shares of common stock outstanding (the “Consolidation Ratio”);
2.	the Board is hereby authorized to alter, in its discretion, the Consolidation Ratio, provided that such Consolidation Ratio shall not exceed one (1) post-consolidation common share for every twenty thousand (20,000) existing common shares outstanding;
3.	in the event that the Consolidation Ratio would otherwise result in the issuance to any shareholder of a fractional post-consolidation common share, no fractional post-consolidation common shares shall be issued and the number of post-consolidation common shares issuable to such shareholder shall, if the fraction is less than one-half of one post-consolidation common share, be rounded down and cancelled without any repayment of capital or other compensation, and, if the fraction is at least one-half of one post-consolidation common share, such fractional share shall be rounded up to one whole post-consolidation common share;
4.	the consolidation shall become effective as of the date to be determined by the Board provided that, in any event, such date shall be prior to the next annual meeting of shareholders of the Company;
5.	any director or officer of the Company is hereby authorized and directed for and in the name of and on behalf of the Company to execute, or to cause to be executed, whether under the corporate seal of the Company or otherwise, and to deliver or cause to be delivered all such other documents and instruments, and to do or cause to be done all such other acts and things as, in the opinion of such director or officer, may be necessary or desirable in order to carry out the intent of this special resolution, including, without limitation, the determination of the effective date and time of the consolidation, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination; and
6.	notwithstanding the foregoing, the directors of the Company are hereby authorized, without further approval of or notice to the shareholders of the Company, to revoke this special resolution and not proceed with the share consolidation herein authorized.
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ITEM 4. OTHER BUSINESS

The officers and directors of the Company are not aware of any matters, other than those indicated above, which may be submitted to the Meeting for action. However, if any other matters should properly be brought before the Meeting, the enclosed proxy confers discretionary authority to vote on such other matters according to the best judgment of the person holding the proxy at the Meeting.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as set forth herein, management of the Company is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, other than the election of directors or the appointment of auditors, of any person or company who has been: (a) a director or executive officer of the Company at any time since the beginning of the Company's last financial year; or (b) any associate or affiliate of any of the foregoing persons.

Mr. Emil Assentato has a material interest in the Change of Control Transaction, as the Change of Control Resolution provides for the approval of the issuance of 3,000,000,000 Common Shares to Mr. Assentato. Mr. Assentato is also deemed to have an interest in the Consolidation, as the Consolidation and the potential rounding down of fractional share interests in connection therewith, as described above, may result in some holders of Common Shares ceasing to have any further equity interest in the Company, while Mr. Assentato, will, as a result of the size of his current securityholdings in the Company, continue to hold Common Shares post-Consolidation.

MANAGEMENT CONTRACTS

During the financial year ended December 31, 2024, no management functions of the Company or its subsidiary were to any substantial degree performed by a person or company other than the directors or executive officers (or private companies controlled by them, either directly or indirectly) of the Company or subsidiary.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director, executive officer, employee or former director, executive officer or employee of the Company nor any of their associates or affiliates, is, or has been at any time since the beginning of the last completed financial year, indebted to the Company nor has any such person been indebted to any other entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding, provided by the Company.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as described herein, the Company is not aware of any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer, or any Shareholder holding more than 10% of the voting rights attached to the Common Shares, or any associate or affiliate of any of the foregoing, in any transaction in the preceding financial year or any proposed or ongoing transaction of the Company which has or will materially affect the Company.

Mr. Emil Assentato has a material interest in the Change of Control Transaction, as the Change of Control Resolution provides for the approval of the issuance of 3,000,000,000 Common Shares to Mr. Assentato. If the Change of Control Resolution is approved, Mr. Assentato will hold approximately 54.85% of the issued and outstanding Common Shares. See Item 1. Change of Control Transaction for more information.

GENERAL

Unless otherwise directed, it is the intention of the Management Designees to vote proxies in favour of the resolutions set forth herein. In order to pass, all ordinary resolutions require a simple majority of the votes cast at the Meeting by the holders of Shares.

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ADDITIONAL INFORMATION

Additional information relating to the Company is available on SEDAR+ at www.sedarplus.ca. Financial information of the Company's most recently completed financial year is provided in the Company's comparative financial statements and management's discussion and analysis available on SEDAR+.

A Shareholder may contact the Company at 141 Piping Rock Road, Locust Valley, New York 11560, United States of America, Attention: Chief Executive Officer, to obtain a copy of the Company's most recent financial statements and management's discussion and analysis.

BOARD APPROVAL

The contents and the sending of this Circular have been approved by the Board.

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